UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2014

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001–33274	20–5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145
(Address of Principal Executive Offices)	(Zip Code)

440–808–9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐          Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐          Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On December 9, 2014, TravelCenters of America LLC, or we, us or our, entered into an underwriting agreement with Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein, pursuant to which we agreed to sell $120 million aggregate principal amount, or the Initial Amount, of our 8.00% Senior Notes due 2029, or the Notes, in an underwritten public offering.  The Initial Amount of the Notes is expected to be issued on December 16, 2014, and will be issued under a supplemental indenture to our senior debt indenture.  The Notes will be our senior unsecured obligations and will have no financial covenants.  We also granted the underwriters an option to purchase up to an additional $18 million aggregate principal amount of Notes within 30 days solely to cover overallotments, if any.

We intend to use the net proceeds from this offering for general business purposes, including acquisitions and construction of additional travel centers and convenience stores, funding capital improvements to our travel centers and convenience stores and other expansion activities. We expect to invest the net proceeds from this offering in short term, interest bearing securities pending other uses.

A prospectus, which forms a part of our Registration Statement on Form S-1, relating to the Notes has been filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The above description of the underwriting agreement is only a summary, is not complete and is qualified in its entirety by reference to the full text of the underwriting agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND OUR CONTROL.  FOR EXAMPLE:

•                 THIS REPORT STATES THAT THE ISSUANCE OF THE NOTES IS EXPECTED TO OCCUR ON DECEMBER 16, 2014, AND THAT WE EXPECT TO USE THE NET PROCEEDS OF THE OFFERING AFTER EXPENSES FOR GENERAL BUSINESS PURPOSES, INCLUDING ACQUISITIONS AND CONSTRUCTION OF ADDITIONAL

TRAVEL CENTERS AND CONVENIENCE STORES, FUNDING CAPITAL IMPROVEMENTS TO OUR TRAVEL CENTERS AND CONVENIENCE STORES AND OTHER EXPANSION ACTIVITIES.  IN FACT, THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES.  IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES OCCUR, THIS OFFERING MAY NOT BE COMPLETED.

•                 THIS REPORT STATES THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL $18 MILLION AGGREGATE PRINCIPAL AMOUNT OF NOTES, SOLELY TO COVER OVERALLOTMENTS, IF ANY.  AN IMPLICATION OF THIS STATEMENT MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART.  IN FACT, WE DO KNOW WHETHER THIS OPTION, OR ANY PART OF IT, WILL BE EXERCISED, AND THE UNDERWRITERS MAY NOT DO SO.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

1.1                            Underwriting Agreement dated December 9, 2014, among TravelCenters of America LLC and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Andrew J. Rebholz
Executive Vice President, Chief Financial Officer and Treasurer

Date: December 9, 2014

EXHIBIT INDEX

Exhibit	Description

1.1

Underwriting Agreement dated December 9, 2014, among TravelCenters of America LLC and Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein